EXHIBIT (10)(111)

ASSIGNMENT AND ESCROW AGREEMENT

This Assignment and Escrow Agreement (the “Agreement”), dated as of June 5, 2013, is being entered into among Attitude Drinks, Inc., a Delaware corporation (the “Company”), Alpha Capital Anstalt (the “Assignor”), Southridge Partners II LP (the “Assignee”) and Grushko & Mittman, P.C. (the “Escrow Agent”).

WHEREAS, in connection with a Subscription Agreement dated March 30, 2009 the Company issued Assignor a note in the principal amount of $100,000 dated March 30, 2009 (the “Original Note”); and

WHEREAS, subsequent to the issuance of the Original Note, the Company issued to Alpha an allonge in July of 2009 increasing the principal amount of the Note of which $80,556 remains owing to Alpha (the “July Allonge”); and

WHEREAS, subsequent to the issuance of the July Allonge, the Company issued to Alpha an allonge in October of 2009 increasing the principal amount of the Note by $27,778 which remains owing to Alpha (the “October Allonge”); and

WHEREAS, the Assignor desires to sell, assign, convey, and transfer to the Assignee and the Assignee desires to purchase from the Assignor the principal due on the July Allonge and $19,444 of the amounts due on the October Allonge (“Assigned Note Portion”) on the terms set forth in this Agreement;

WHEREAS, the Company agrees to reissue the Assigned Note Portion in the name of the Assignee (the “Reissued Note”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1           The Closing.  Subject to the terms and conditions set forth in this Agreement, the Assignor shall sell, assign, convey, and transfer to the Assignee the Assigned Note Portion, for purchase price of $100,000.00 (the “Purchase Price”).  The closing of the purchase and sale of the Assigned Note Portion (the “Closing”) shall take place at the offices of Grushko & Mittman, P.C., within two business days of the Escrow Agent’s receipt of the entire Purchase Price, Note and Reissued Note.  The date of the Closing is hereinafter referred to as the “Closing Date.”  Prior to the Closing, the parties shall deliver or shall cause to be delivered the following to the Escrow Agent:

(A)           the Assignee shall deliver the Purchase Price via wire transfer;

(B)            the Company shall deliver the Reissued Note.

1.2           Interest.  All interest accrued on the Assigned Note Portion through the Closing Date shall be owned by Assignor.  All interest accrued after the Closing Date shall belong to the holders of the Reissued Note.

1.3           Grushko & Mittman, P.C., shall act as escrow agent in this transaction.  Grushko & Mittman, P.C. has previously represented the Assignor.  Grushko & Mittman, P.C. is representing the Assignor regarding this Agreement.  The Assignor, the Assignee and Company hereby acknowledge that they have been advised of the potential conflict of interest involved in the structure of this transaction and each acknowledges they have been given the opportunity to engage independent counsel of their own choice and waives any conflict that may arise from the structure of this transaction.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Assignor.  The Assignor hereby makes the following representations and warranties:

(A)           Authorization; Enforcement.  The Assignor has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the documents by the Assignor and the consummation by him of the transactions contemplated hereby have been duly authorized.  Each of the documents contemplated by this transaction has been duly executed by the Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Assignor enforceable against the Assignor in accordance with its terms.

(B)           Ownership.  The Assignor has had continuous ownership of the Original Note since their respective issue dates, and is selling, assigning, conveying and transferring to the Assignee all of his right, title and interest to the Assigned Note Portion, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Assigned Note Portion shall vest in Assignee, free of all liens and other charges.

(C)           No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by the Assignor, nor the consummation by the Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Assignor or any of the Assignor’s properties or assets, the violation of which would have a material adverse effect upon the Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignor is a party or by which the Assignor or any of the Assignor’s properties or assets may be bound which would have a material adverse effect upon the Assignor except for the consent of the Company which is being given by the Company in Section 2.3(A) of this Agreement.

(D)           No Brokers.  Assignor has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transaction contemplated hereby.

(E)           Affiliate Status.  Assignor is not, and for a period of at least ninety (90) days prior to the date hereof has not been, an “Affiliate” of the Company, as that term is defined in Rule 144 of the Securities Act of 1933.

2.2           Representations and Warranties of the Assignee.  The Assignee represents and warrants as follows:

(A)           Due Diligence.  The Assignee acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence it requires in order to satisfy itself to enter into this Agreement and perform its obligations hereunder.

(B)           No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by the Assignee, nor the consummation by the Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof or any other jurisdiction applicable to the Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof or any other jurisdiction applicable to the Assignee, or any judgment, order, writ, decree or injunction applicable to the Assignee or any of its properties or assets, the violation of which would have a material adverse effect upon the Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignee is a party or by which the Assignee or any of its properties or assets may be bound which would have a material adverse effect upon the Assignee.

(C)           The Assignee (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that the Assignee is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for the Assignee; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Assignor concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of the Assignee; (iv) is in a financial position to hold the Assigned Note Portion for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company; and (v) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

(D)           The Assignee is acquiring the Assigned Note Portion for investment for the Assignee’s own account and not with a view to, or for resale in connection with, any distribution thereof.

(E)           The Assignee understands that the Assigned Note Portion has not been registered under applicable state or federal securities laws, and is purchasing the Assigned Note Portion pursuant to an exemption from the registration requirements of the Securities Act.  The Assignee understands and acknowledges that the Assigned Note Portion is being acquired from the Assignor without the Company furnishing any information to the Assignee and that the Assignee has not had any communication with the Company or any officer, director, or representative thereof in connection with the transactions contemplated by this Agreement except as contained herein.

(F)           The Assignee hereby agrees that the Company may insert the following or similar legend on the face of the Reissued Share Certificate, if required in compliance with the Securities Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (“Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the act and any applicable state securities laws is available.”

(G)           No Brokers.  Assignee has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transaction contemplated hereby.

2.3           Consent, Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties:

(A)           Consent. The Company consents to the Assignor’s sale, assignment, conveyance, and transfer of the Assigned Note Portion to the Assignee provided for herein.

(B)           Authorization; Enforcement.  The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized.  Each of the documents contemplated by this transaction has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(C)           No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Company, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any of the Company’s properties or assets, the violation of which would have a material adverse effect upon the Company, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound which would have a material adverse effect upon the Company.

(D)          The Company agrees to indemnify and hold harmless the Assignor and Assignee and any of the thier officers, directors, employees, agents, and representatives for any action taken or omitted to be taken by the Assignor and Assignee or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, for any action taken by the Assignor and Assignee in good faith in furtherance of this Agreement.

(E)           The Company hereby represents and warrants that to its knowledge there are no defenses to the payment of the Note principal or any other sum that has or may accrue or be payable pursuant to the Note or the documents delivered together therewith or related thereto.

(F)           The Company represents that by a date no later than the issue date of the respective Original Note the Company had an accrued payment obligation to Assignor equal to the principal amount of the Original Note. The Company has no information that the Assignor did not have continuous and uninterrupted beneficial ownership of the Original Note since issue date of the respective Original Note through and including the date hereof.

(G)           The Company acknowledges that it will take all reasonable steps necessary or appropriate, including providing an opinion of counsel confirming the rights of Assignee to sell shares of common stock issued to Assignee upon conversion of the Reissued Note pursuant to Rule 144 as promulgated by the SEC (“Rule 144"), as such Rule may be in effect from time to time. If the Company does not promptly provide an opinion from Company counsel, and so long as the requested sale may be made pursuant to Rule 144, the Company agrees to accept an opinion of counsel to the Assignee which opinion will be issued at the Company’s expense.

(H)          The Company confirms that it has instructed its transfer agent to reserve at least 250,000,000 shares of its Common Stock for issuance to Assignee upon conversion of the Reissued Note.

(I)           The Company confirms that, upon consummation of the transaction contemplated hereby, Assignee will be entitled to all of the rights held by Assignor in the Assigned Note Potion as if Assignee had been a holder of the Note, all of which, to the best knowledge of the Company, remain in full force and effect as of the date hereof.  To the best knowledge of the Company, no payments have been made to Assignor on account of any such rights and Assignor has not, directly or indirectly, waived or relinquished any of such rights.  In furtherance of the foregoing and not in limitation thereof, the Company acknowledges that no liquidated damages have accrued with respect to the Note, and all other provisions of the Note remain in full force and effect.

ARTICLE III
RELEASE OF ESCROW

3.1.           Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the Purchase Price, the Note and the Reissued Note as follows:

(A)           On the Closing Date, the Escrow Agent will simultaneously release the Reissued Note to the Assignee, and the Purchase Price to the Assignor.

(B)           Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (the “Joint Instructions”) signed by each of the Assignor, the Assignee, and the Company, it shall deliver the Purchase Price, the Note and the Reissued Note  in accordance with the terms of the Joint Instructions.

(C)           Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Purchase Price, the Note and the Reissued Note in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2.           Acknowledgement of Parties; Disputes.  The Parties acknowledge that the only terms and conditions upon which the Purchase Price, the Note and the Reissued Note are to be released are set forth in Sections 3 and 4 of this Agreement.  Each of the Assignor, the assignee, and the Company reaffirms his or its respective agreement to abide by the terms and conditions of this Agreement with respect to the release of the Purchase Price, the Note and the Reissued Note.  Any dispute with respect to the release of the Purchase Price, the Note and the Reissued Note, shall be resolved pursuant to Section 4.2 or by agreement among the Assignor, the Assignee, and the Company.

ARTICLE IV
CONCERNING THE ESCROW AGENT

4.1.           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(A)           Each of the Assignor, the Assignee, and the Company acknowledges and agrees that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether any of the Assignor, the Assignee, and the Company is entitled to receipt of the Purchase Price, the Note and the Reissued Note pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the securities and funds held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(B)           Each of the Assignor, the Assignee, and the Company acknowledges that the Escrow Agent is acting solely as a stakeholder at the request of the Assignor and the Assignee and that the Escrow Agent shall not be liable for any action taken by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement.  TheAssignor and the Assignee, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the Escrow Agent’s part committed in its capacity as the Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Assignor, the Assignee, and the Company under this Agreement and to no other person.

(C)           The Assignor and the Assignee, jointly and severally, agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(D)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to all of the Assignor, the Assignee, and the Company.  Prior to the effective date of the resignation as specified in such notice, the Assignor, the Assignee, and the Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Purchase Price, the Note and the Reissued Note to a substitute Escrow Agent selected by the Assignee, the Assignor, and the Company.  If no successor Escrow Agent is named by the Assignor, the Assignee, and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Purchase Price, the Note and the Reissued Note with the clerk of any such court.

(E)           The Escrow Agent does not have and will not have any interest in the Purchase Price, the Note and the Reissued Note, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(F)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(G)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.           Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(A)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Purchase Price, the Note and the Reissued Note, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Purchase Price, the Note and the Reissued Note pending receipt of a Joint Instruction from the Assignor, the Assignee, and the Company or (ii) deposit the Purchase Price, the Note and the Reissued Note with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to all of the Assignor, the Assignee, and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Purchase Price, the Note and the Reissued Note.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute, or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(B)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order directing delivery of any or all of the Purchase Price, the Note and the Reissued Note.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Assignor, the Assignee, or the Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V
GENERAL MATTERS

5.1.           Termination.  This escrow shall terminate upon the release of the Purchase Price, the Note and the Reissued Note or at any time upon the agreement in writing of the Assignor, the Assignees, and the Company.

5.2.           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Assignor, to:
Alpha Capital Anstalt
Pradafant 7
9490 Furstentums, Vaduz
Lichtenstein
Fax: 011-42-32323196

(b)           If to the Assignee, to:
Southridge Partners II LP
90 Grove Street, Ste 206
Ridgefield CT 06877
Fax: (203) 431-8301

(c)           If to the Escrow Agent, to:
Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax:  (212) 697–3575
Attn:  Eliezer Drew

(d)           If to the Company:
Attitude Drinks Inc.
712 U.S. One, Suite. 200
North Palm Beach, FL 33408
Fax: (561) 799–5039
Attn: Roy Warren

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3.           Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.4.           Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.5.           Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.6.           Agreement.  Each of the undersigned states that he or it has read the foregoing Agreement and understands and agrees to it.

5.7.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the party determined not to have prevailed for his or its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8.           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.9.           No Waiver.  The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right.  No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

5.10.         Construction.  The article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.11.         Further Assurances.  Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by any other party to carry out the provisions and purposes of this Agreement.

5.12.         Capitalized Terms.  Unless otherwise defined, all capitalized terms used herein shall have the meanings as defined in the Subscription Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALPHA CAPITAL ANSTALT	SOUTHRIDGE PARTNERS II LP
“Assignor”	“Assignee”

/s/ Konrad Ackerman	/s/ Stephen Hicks
By: Konrad Ackerman	By: Southridge Advisors LLC
Its: Director	Its: GP

ATTITUDE DRINKS, INC.	ESCROW AGENT:
“Company”

/s/ Roy Warren	/s/ Grushko & Mittman, P.C.
By: Roy Warren	GRUSHKO & MITTMAN, P.C.
Its: CEO

EXHIBIT A

COPY OF NOTE

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. "

Principal Amount $100,000.00	Reissue Date: June 5, 2013

SECURED CONVERTIBLE NOTE

FOR VALUE RECEIVED, ATTITUDE DRINKS, INC., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to SOUTHRIDGE PARTNERS II LP, 90 Grove Street, Suite 206, Ridgefield CT 06877 Fax: (203) 431-8301 (the "Holder") or order, without demand, the sum of One Hundred Thousand Dollars ($100,000.00), with interest accruing thereon, on December 30, 2009 (the “Maturity Date”), if not retired sooner.

This Note was originally issued to Alpha Capital Anstalt in 2009 as two allonges to a note issued in 2009.  On June 5, 2013 Alpha assigned the note principal to the Holder.  The Maker agreed to reissue the Note to the Holder.

This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower, the Holder and certain other holders (the “Other Holders”) of convertible promissory notes (the “Other Notes”), dated of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.  The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1           Interest Rate.   Interest payable on this Note shall accrue at the annual rate of twelve percent (12%) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

1.2           Payment Grace Period.  The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of twenty percent (20%) per annum.

1.3           Conversion Privileges.  The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.  The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred, the Borrower may not pay this Note, without the consent of the Holder, until one year after the later of the date the Event of Default has been cured or one year after the Maturity Date.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock, $.001 par value per share (“Common Stock”) as set forth below.

2.1.          Conversion into the Borrower's Common Stock.

(a)           The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein.  Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b)           Subject to adjustment as provided in Section 2.1(c) hereof, the fixed conversion price per share shall be $.05 (“Fixed Conversion Price”) and after all of the occurrence of an Event of Default, the giving of written notice by Holder to Borrower of such occurrence and upon an actual conversion under this Note, the per share conversion price shall be the lesser of (i) the Fixed Conversion Price, or (ii) 80% of the average of the three lowest closing bid prices for the Common Stock as reported by Bloomberg L.P. for the Principal Market for the twenty trading days preceding a Conversion Date, but in no event greater than the Fixed Conversion Price (such actual conversion price being the “Conversion Price”).

(c)            The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A.           Merger, Sale of Assets, etc.  If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B.           Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event..

D.           Share Issuance.   If at any time while this Note is outstanding, the Borrower shall agree to or issue (the “Lower Price Issuance”) any shares of Common Stock or securities convertible into or exercisable directly or indirectly for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price, then the Conversion Price shall automatically be reduced to such other Lower Price Issuance.  For purposes of the adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock (other than Excepted Issuances) shall result in the adjustment of the Conversion Price where such right to convert is at a price lower than the applicable Conversion Price.  Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Subscription Agreement.

(d)           Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2           Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.3.           Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99%.  The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder.  The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

2.4.           Mandatory Conversion.  Provided an Event of Default or an event which with the passage of time or giving of notice could become an Event of Default has not occurred, then, until the Maturity Date, the Borrower will have the option by written notice to the Holder (“Notice of Mandatory Conversion”) of compelling the Holder to convert all or a portion of the outstanding and unpaid principal of the Note and accrued interest, thereon, into Common Stock at fifty percent (50%) of the Conversion Price, as adjusted, then in affect (“Mandatory Conversion”). The Notice of Mandatory Conversion, which notice must be given on the first day following twenty (20) consecutive trading days (“Lookback Period”) during which the closing price for the Common Stock as reported by Bloomberg, LP for the Principal Market shall be greater than Five Dollars ($5.00) each such trading day and during which twenty (20) trading days, the daily trading volume as reported by Bloomberg L.P. for the Principal Market is greater than 100,000 shares. The date the Notice of Mandatory Conversion is given is the “Mandatory Conversion Date.” The Notice of Mandatory Conversion shall specify the aggregate principal amount of the Note which is subject to Mandatory Conversion.  Mandatory Conversion Notices must be given proportionately to all Holders of Notes. The Borrower shall reduce the amount of Note principal subject to a Notice of Mandatory Conversion by the amount of Note Principal and interest for which the Holder had delivered a Notice of Conversion to the Borrower during the twenty (20) trading days preceding the Mandatory Conversion Date. Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in the Subscription Agreement.  A Notice of Mandatory Conversion may be given only in connection with an amount of Common Stock which would not cause a Holder to exceed the 4.99% (or if increased, 9.99%) beneficial ownership limitation set forth in Section 2.3 of this Note.

2.5.           Reservation.   On or before May 30, 2009, Borrower will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.6.           Optional Redemption of Principal Amount.   Provided an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding Principal amount of this Note (“Optional Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred and twenty percent (120%) of the Principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the “Redemption Amount”).  Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”).  The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be at least thirty (30) business days after the date of the Notice of Redemption (the “Redemption Period”).  A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert, or subject to the previous sentence, for conversions initiated or made by the Holder during the Redemption Period.  On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default.  A Notice of Redemption may not be given nor may the Borrower effectuate a Redemption without the consent of the Holder, if at any time during the Redemption Period an Event of Default, or an event which with the passage of time or giving of notice could become an Event of Default (whether or not such Event of Default has been cured), has occurred.  During the Optional Redemption Period, the Company must abide by all of its obligations to the Note Holder.

ARTICLE III
EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1           Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

3.2           Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, Transaction Documents or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3           Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Documents, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4           Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5           Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

3.6           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within 45 days of initiation.

3.7           Delisting.   Delisting of the Common Stock from any Principal Market; failure to comply with the requirements for continued listing on a Principal Market for a period of seven (7) consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

3.8           Non-Payment.   A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount.

3.9           Stop Trade.  An SEC or judicial stop trade order or Principal Market trading suspension that lasts for five or more consecutive trading days.

3.10         Failure to Deliver Common Stock or Replacement Note.  Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Sections 7 and 11 of the Subscription Agreement, or, if required, a replacement Note.

3.11         Reservation Default.  Failure by the Borrower to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in this Note, and the Subscription Agreement.

3.12         Financial Statement Restatement.  The restatement of any financial statements filed by the Borrower with the Securities and Exchange Commission for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.

3.13         Other Note Default.  The occurrence of any Event of Default under any other Note between Borrower and Holder.

3.14         Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period.

ARTICLE IV
SECURITY INTEREST

4.         Security Interest/Waiver of Automatic Stay.  This Note is secured by a security interest granted to the Collateral Agent for the benefit of the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder.  The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower and Holder are parties (collectively, "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.  The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder.  The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

ARTICLE V
MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Borrower to: Attitude Drinks Inc., 712 U.S. One, Suite. 200, North Palm Beach, FL 33408, Attn: Roy Warren, CEO and President, telecopier: (561) 799-5039, with a copy by telecopier only to: Weed & Co., LLP, 4695 MacArthur Court, Suite 1430, Newport Beach, CA 92660, Attn: Rick Weed, Esq., telecopier number: (949) 475-9087, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

5.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5           Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, New York statutes of limitations.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8.          Construction.   Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.9           Redemption.  This Note may not be redeemed or called without the consent of the Holder except as described in this Note or the Subscription Agreement.

5.10         Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

5.11         Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 5th day of June, 2013.

ATTITUDE DRINKS INC.

	By:	/s/ Roy G. Warren
	Name:	Roy G. Warren
	Title:	President & CEO

WITNESS:

/s/ Debra L. Lieblong Debra L. Lieblong

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Attitude Drinks Inc. on June 5, 2013 into Shares of Common Stock of Attitude Drinks Inc. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of Attitude Drinks Inc. ___________________________________________

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________